FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2008 First Quarter

Results

- Revenue Growth and Adjusted EBITDA Margin Increase Continues, Driven by New and Existing Product and Service Offerings -

MORRISTOWN, N.J. – August 9, 2007– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 225% increase in revenues, to a record $18,146,000 for the first quarter of fiscal 2008 ended June 30, 2007, versus the year-ago period. In the quarter, the Company posted an Adjusted EBITDA1 (defined below) of $6,102,000, and a net loss of $6,843,000 or $0.28 per basic and diluted share. The net loss includes non-cash expenses for depreciation, amortization of intangible assets and software development, non-cash interest and stock based compensation aggregating $8,497,000 or $0.34 per basic and diluted share.

First Fiscal Quarter Highlights

•

Revenues for the first quarter increased by 225%, to $18,146,000 from $5,576,000 in the comparable year ago period driven largely by VPF revenues delivery fees, software license fees for our Theatre Command CentreTM software and contributions from our acquisitions of UniqueScreen Media and The Bigger Picture.

•

The increase in Adjusted EBITDA1 was primarily due to the increased revenues as described above, partially offset by increased operating and SG&A expenses resulting from the acquisitions of USM and The Bigger Picture.

•

Loss From Operations in the June 2007 quarter decreased to $1,309,000, from a loss of $2,417,000 in the year ago period. The decreased loss was due primarily to higher revenues partially offset by increased depreciation and additional amortization of intangible assets resulting from the acquisitions of UniqueScreen Media and The Bigger Picture. Non-cash charges included in loss from operations for the year aggregated $7,411,000.

•	Gross Margin (revenue less direct operating expenses) increased from 60% in our recently completed fourth quarter to 66% in this first quarter.
•	Adjusted EBITDA1 margins improved from negative 4% in the prior year’s first quarter, and from 19% in our recently completed fourth quarter, to 34% in this quarter.

_________________________

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of Adjusted EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release. Adjusted EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

•	As of June 30, 2007, the Company had installed 2,692 digital cinema systems and 2,851 as of July 31, 2007 and intends to complete 4,000 digital cinema systems installations by October 31, 2007.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “the first quarter outcome shows our increased focus on internal growth and bottom-line improvements. The continued success of our digital cinema deployment is helping to feed the growth of our four other divisions. We anticipate that increases in revenues and Adjusted EBITDA margins along with decreases in Loss from operations will continue throughout this Fiscal year.”

CONFERENCE CALL NOTIFICATION

AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EST on Thursday, August 9, 2007. The conference can be accessed by dialing 913.981.5550, at least five minutes before the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com. A replay of the call will be available after 1:00 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 8182348. The replay will be accessible through Thursday, August 16th.

Access Integrated Technologies, Inc. (AccessIT) provides theater operators the first and only studio-backed digital cinema system delivering nearly three million digital screenings of Hollywood feature films to date. The company’s fully networked digital cinema system provides feature films and alternative content via satellite to expand box office sales and develop new ways to attract incremental revenues. Through its alternative content division, The Bigger Picture, AccessIT offers channels of programming including Kidtoon, Faith Based, Music and Anime. The ongoing 4,000-screen deployment is the largest of its kind in the world. Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT ‘s filings with the Securities and Exchange Commission, including AccessIT’s registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects’’, “anticipates’’, “intends’’, “plans’’, “could”, “might”, “believes’’, “seeks”, “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Contact:
Suzanne Moore	Trent Freeman
AccessIT	Casey Sayre & Williams
973.290.0080	(310) 396-2400
smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended
	June 30,
	2006	2007
	(Restated)

Revenues	$5,576	$18,146

Costs and expenses:
Direct operating	3,422	6,206
Selling, general and administrative	2,486	5,558
Provision for doubtful accounts	19	186
Research and development	23	223
Stock-based compensation	—	87
Depreciation of property and equipment	1,851	6,125
Amortization of intangible assets	192	1,070
Total operating expenses	7,993	19,455

Loss from operations	(2,417)	(1,309)

Interest income	309	321
Interest expense	(303)	(4,658)
Non-cash interest expense	(23)	(1,086)
Other income (expense), net	(168)	(111)

Net loss	$(2,602)	$(6,843)

Net loss per common share - Basic and diluted	$(0.11)	$(0.28)
Weighted average number of common shares outstanding: Basic and diluted	22,960,108	24,758,441

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2006	2007
Net loss	$(2,602)	$(6,843)
Add Back:
Amortization of software development	156	129
Depreciation of property and equipment	1,851	6,125
Amortization of intangible assets	192	1,070
Interest income	(309)	(321)
Interest expense	303	4,658
Non-cash interest expense	23	1,086
Other (income) expense, net	168	111
Stock-based compensation	—	87
Adjusted EBITDA (as defined)	$(218)	$6,102

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

(Unaudited)

	March 31,	June 30,
	2007	2007
ASSETS
Current assets
Cash and cash equivalents.	$29,376	$28,049
Investment securities, available-for-sale	—	1,500
Accounts receivable, net	18,504	20,299
Unbilled revenue, current portion	2,324	2,054
Prepaid and other current assets	1,988	2,097
Notes receivable, current portion.	101	213
Total current assets	52,293	54,212
Deposits on property and equipment	8,513	5,000
Property and equipment, net	197,452	222,986
Intangible assets, net	19,432	18,324
Capitalized software costs, net	2,840	2,994
Goodwill	13,249	13,761
Accounts receivable, net of current portion	248	248
Deferred costs	4,627	4,510
Notes receivable, net of current portion	1,227	1,108
Unbilled revenue, net of current portion	1,221	1,278
Security deposits	445	428
Restricted cash	180	180
Total assets	$301,727	$325,029
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$28,931	$22,566
Current portion of notes payable	2,480	24,325
Current portion of customer security deposits	129	340
Current portion of capital leases	75	78
Current portion of deferred revenue	8,871	8,198

Total current liabilities	40,486	55,507
Notes payable, net of current portion	164,196	177,767
Customer security deposits, net of current portion	54	53
Deferred revenue, net of current portion	283	177
Capital leases, net of current portion	5,903	5,882
Total liabilities	210,922	239,386
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 23,988,607 and 24,207,564 shares issued and 23,937,167 and 24,156,124 shares outstanding at March 31, 2007 and June 30, 2007, respectively	24	24
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 763,811 shares issued and outstanding, at March 31, 2007 and June 30, 2007, respectively	1	1
Additional paid-in capital	155,957	157,638
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(65,005)	(71,848)
Total stockholders’ equity	90,805	85,643

Total liabilities and stockholders’ equity	$301,727	$325,029

Certain reclassifications of prior period data have been made to conform to the current presentation.